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EXHIBIT 23.2

                     CONSENT OF GORDON, HUGHES & BANKS, LLP
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                  ---------------------------------------------

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Allis-Chalmers Energy Inc. of our report dated March 3, 2004, except as to Note 11, which is June 10, 2004, and Notes 2, 17 and 19, which are February 10, 2005, with respect to the consolidated financial statements of Allis-Chalmers Energy Inc. as of December 31, 2003, and for each of the two years ended December 31, 2003.






                                             /s/ GORDON, HUGHES & BANKS, LLP
                                             -------------------------------

GREENWOOD VILLAGE, COLORADO
JULY 28, 2005